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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY

              DURABLE HOMES, INC., a Nevada Corporation
              PETERS RANCHLAND, INC., a Delaware Corporation
              J.M. PETERS NEVADA, INC., a Delaware Corporation
              NEWPORT DESIGN CENTER, INC., a California Corporation
              BAY HILL ESCROW, INC., a California Corporation
              CAPITAL PACIFIC COMMUNITIES, INC., a Delaware Corporation CAPITAL PACIFIC MORTGAGE, INC. a Delaware Corporation J.M. PETERS ARIZONA, INC., a Delaware Corporation
              CLARK WILSON HOMES, INC., a Texas Corporation
              DURABLE HOMES OF CALIFORNIA, INC., a Delaware Corporation FAIRWAY FINANCIAL CORPORATION, a Texas Corporation